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For Immediate Release

GILEAD SCIENCES RECEIVES SUBPOENA FROM U.S. DEPARTMENT OF
HEALTH & HUMAN SERVICES REGARDING RANEXA®

Foster City, CA, August 14, 2009 – Gilead Sciences, Inc. (Nasdaq: GILD) announced today that it has received a subpoena from the Office of the Inspector General of the Department of Health and Human Services requesting documents regarding the development, marketing and sales of Ranexa® (ranolazine). Ranexa is approved for the treatment of chronic angina and was developed and originally commercialized by CV Therapeutics, a company that Gilead acquired in April 2009.

About Gilead
Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. The company’s mission is to advance the care of patients suffering from life-threatening diseases worldwide. Headquartered in Foster City, California, Gilead has operations in North America, Europe and Australia.

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For more information on Gilead Sciences, please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).